UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 27, 2012

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A Commercial Wharf West, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2012, Converted Organics Inc. ("Company," "we," "our," or "us") entered into a letter agreement (the "Letter Agreement") with Iroquois Master Fund, Ltd. ("IMF") and an institutional investor (collectively, the "Investors") pursuant to which we agreed to exchange 452,640 shares of common stock of Vringo, Inc. and warrants to purchase an additional 186,408 shares of common stock at $1.76 per share for the forgiveness and extinguishment of $881,460 of debt and the repurchase by Converted of warrants to purchase 1,191,823,000 shares of common stock of the Company at $0.00088 per share. In addition, the Investors agreed not to seek payment or to convert into shares of common stock the $600,200 of debt remaining outstanding until January 1, 2013 or until the price of our common stock is $0.05 per share.

The foregoing descriptions of the Letter Agreements and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Letter Agreements attached hereto as exhibits and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Letter Agreement by and among the Company and IMF and an institutional investor

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

October 1, 2012	By:	Edward J. Gildea

Name: Edward J. Gildea
Title: President & CEO

Top of the Form

Exhibit Index

Exhibit No.	Description

9.1	9.1 Letter Agreement by and among the Company and IMF and an institutional investor